                                   EXHIBIT 11
                           FLEET FINANCIAL GROUP, INC.
             COMPUTATION OF EQUIVALENT SHARES AND PER SHARE EARNINGS
                     ($ in millions, except per share data)


                                                                For the Three Months ended June 30,
                                        ----------------------------------------------------------------------------------------
                                                         1998                                           1997
                                        -----------------------------------       ------------------------------------------
                                             BASIC             DILUTED                 BASIC              DILUTED
                                        ----------------  -----------------       ----------------  -----------------
Equivalent shares:
Average shares outstanding                284,097,205        284,097,205            275,715,284         275,715,284
Additional shares due to:
  Stock options                               ---             3,966,957                 ---               2,782,689
  Warrants                                    ---             6,315,931                 ---               5,316,725
                                        ----------------  -----------------       ----------------  -----------------
Total equivalent shares                   284,097,205       294,380,093             275,715,284         283,814,698
                                        ----------------  -----------------       ----------------  -----------------
                                        ----------------  -----------------       ----------------  -----------------
Earnings per share
Net income                                     $  393            $  393                  $  347             $  347
Less: Preferred stock dividends                   (13)              (13)                    (16)               (16)
                                        ----------------  -----------------       ----------------  -----------------
Adjusted net income                            $  380            $  380                  $  331             $  331
                                        ----------------  -----------------       ----------------  -----------------
                                        ----------------  -----------------       ----------------  -----------------
Total equivalent shares                   284,097,250       294,380,093             275,715,284        283,814,698
                                        ----------------  -----------------       ----------------  -----------------
                                        ----------------  -----------------       ----------------  -----------------
Earnings per share on net income               $ 1.34            $ 1.29                  $ 1.20             $ 1.17
                                        ----------------  -----------------       ----------------  -----------------
                                        ----------------  -----------------       ----------------  -----------------

                                   EXHIBIT 11
                           FLEET FINANCIAL GROUP, INC.
             COMPUTATION OF EQUIVALENT SHARES AND PER SHARE EARNINGS
                     ($ in millions, except per share data)


                                                                 For the Six Months ended June 30,
                                        ----------------------------------------------------------------------------------------
                                                         1998                                           1997
                                        ---------------------------------------       ------------------------------------------
                                             BASIC                DILUTED                    BASIC              DILUTED
                                        -------------------  --------------------       ----------------    --------------------
Equivalent shares:
Average shares outstanding                   283,993,709           283,993,709              278,204,190          278,204,190
Additional shares due to:
  Stock options                                  ---                 3,803,518                  ---                2,675,960
  Warrants                                       ---                 6,202,416                  ---                5,187,222
                                        -------------------  --------------------       ------------------  --------------------
Total equivalent shares                      283,993,709           293,999,643              278,204,190          286,067,372
                                        -------------------  --------------------       ------------------  --------------------
                                        -------------------  --------------------       ------------------  --------------------
Earnings per share
Net income                                       $   716               $   716                   $  681               $  681
Less: Preferred stock dividends                      (25)                  (25)                     (33)                 (33)
                                        -------------------  --------------------       ------------------  --------------------
Adjusted net income                              $   691               $   691                   $  648               $  648
                                        -------------------  --------------------       ------------------  --------------------
                                        -------------------  --------------------       ------------------  --------------------
 Total equivalent shares                     283,993,709           293,999,643              278,204,190          286,067,372
                                        -------------------  --------------------       ------------------  --------------------
                                        -------------------  --------------------       ------------------  --------------------
Earnings per share on net income                 $  2.43                 $2.35                   $ 2.33               $ 2.26
                                        -------------------  --------------------       ------------------  --------------------
                                        -------------------  --------------------       ------------------  --------------------

                                       29